Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO LOAN DOCUMENTS

This SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO LOAN DOCUMENTS (this “Agreement”) is entered into as of May 6, 2020, among PRA GROUP, INC. (f/k/a Portfolio Recovery Associates, Inc.), a Delaware corporation (“PRA”, or the “Company”), PRA GROUP CANADA INC., a Canadian corporation amalgamated under the Canada Business Corporations Act (the “Canadian Borrower”, and, together with PRA, the “Borrowers”) the Guarantors party hereto, the Lenders party hereto constituting the Super-Majority Lenders, BANK OF AMERICA, N.A., as Administrative Agent and BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Administrative Agent.

RECITALS

The Borrowers, the Guarantors, the Lenders, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Administrative Agent, are party to that certain Amended and Restated Credit Agreement dated as of May 5, 2017 (as amended, supplemented, modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed to provide senior credit facilities to the Borrowers. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

PRA, the Domestic Subsidiaries that are Guarantors and the Administrative Agent are party to that certain Amended and Restated Security Agreement dated as of May 5, 2017 (as amended, supplemented, modified and in effect from time to time, the “Security Agreement”).

PRA, the Domestic Subsidiaries that are Guarantors and the Administrative Agent are party to that certain Amended and Restated Pledge Agreement dated as of May 5, 2017 (as amended, supplemented, modified and in effect from time to time, the “Pledge Agreement”).

The Canadian Borrower and the Canadian Administrative Agent are party to that certain Amended and Restated General Security Agreement dated as of May 5, 2017 (as amended, supplemented, modified and in effect from time to time, the “Canadian Security Agreement”).

Certain direct and indirect Subsidiaries of the Canadian Borrower, the Canadian Administrative Agent and the Administrative Agent are party to that certain Subsidiary Guaranty Agreement dated as of July 31, 2019 (as amended, supplemented, modified and in effect from time to time, the “Canadian Guaranty Agreement”)

The Borrowers and the Guarantors have requested that the Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement, the Security Agreement, the Pledge Agreement, the Canadian Security Agreement and the Canadian Guaranty Agreement as set forth herein. The Administrative Agent, the Canadian Administrative Agent and the Lenders are willing to agree to such amendments to the Credit Agreement, the Security Agreement, the Pledge Agreement, the Canadian Security Agreement and the Canadian Guaranty Agreement on the terms and subject to the conditions hereinafter set forth.

In consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Borrowers, the Guarantors, the Lenders party hereto and the Administrative Agent hereby acknowledge and agree as follows:

ARTICLE I

AMENDMENTS
1.  Subject to the satisfaction of the conditions precedent set forth in Article II, the Credit Agreement is hereby amended as follows:

(a) The reference to “MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED” on the cover page of the Credit Agreement is hereby amended to read “BOFA SECURITIES, INC.”.

(b) The preamble to the Credit Agreement is hereby amended to read as follows:

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of May 5, 2017 among PRA GROUP, INC. (“PRA”), PRA GROUP CANADA INC., a Canadian corporation amalgamated under the Canada Business Corporations Act (the “Canadian Borrower”), a certain designated Subsidiary of PRA from time to time party hereto pursuant to Section 2.02(f)(iii) (the “Designated Borrower”, and, together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors (defined herein), the Lenders (defined herein), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer and BANK OF AMERICA, NATIONAL ASSOCIATION acting through its Canada branch, as Canadian Administrative Agent.

(c) Each reference to “MLPF&S” in the Credit Agreement is hereby amended to read as “BofA Securities”.

(d) The following definitions are hereby added to 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Adjustment” has the meaning specified in Section 3.02(c).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BofA Securities” means BofA Securities, Inc., in its capacity as a joint lead arranger and joint bookrunner.

“Consolidated Domestic Cash-on-Hand” means, as of any day, the sum of the amount of all cash and Cash Equivalents held in the United States of PRA and its Subsidiaries, on a consolidated basis, less the amount of any payments which have been issued by PRA and its Subsidiaries, but which have not yet cleared their respective accounts.

“Covered Party” has the meaning specified in Section 11.25.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“ERC Advance Rate Increase Period” has the meaning assigned to such term in the definition of “Domestic Borrowing Base”.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent after consultation with the Company, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement after consultation with the Company).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.25.

“Recoveries Applied to Negative Allowance” means the measurement of recoveries minus portfolio income in accordance with ASC 326 and pursuant to GAAP.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Second Amendment Effective Date” means May 6, 2020.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website and that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Supported QFC” has the meaning specified in Section 11.25.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent”) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.25.

(e) The following definitions in Section 1.01 of the Credit Agreement are hereby amended in their entirety to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Consolidated EBITDA” means, for any period, for PRA and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by PRA and its Subsidiaries for such period, (c) depreciation and amortization expense (including Recoveries Applied to Negative Allowance), (d) fees, costs and expenses incurred in respect of this Agreement or in connection with any disposition, incurrence of Consolidated Funded Indebtedness, Acquisition, Investment or offering of Equity Interests, in each case as permitted under the Loan Documents, (e) all other non-cash charges for such period, to the extent such charges do not represent a cash charge in such period or any future period and (f) any costs and expenses incurred by PRA in connection with any disputes relating to the cost recovery method of accounting, all as determined in accordance with GAAP.

“Consolidated Net Income” means, for any period, for PRA and its Subsidiaries on a consolidated basis, the net income of PRA and its Subsidiaries (excluding (i) extraordinary gains or losses, (ii) the effects of discontinued operations and (iii) adjustment for net income attributable to noncontrolling interests) for that period, as determined in accordance with GAAP.

“Domestic Borrowing Base” means an amount equal to the sum of (a) (i) 35% of Estimated Remaining Collections of all Eligible Asset Pools or (ii) if, prior to July 31, 2020 and upon at least five (5) Business Days’ prior written notice from PRA to the Administrative Agent, PRA has elected to increase such advance rate to 40%, then, only during the period beginning July 31, 2020 and ending on the earlier of (A) January 31, 2021 and (B) the date on which PRA delivers a Borrowing Base Certificate to the Administrative Agent pursuant to Section 7.02(b) indicating that the Total Domestic Revolving Outstandings are less than or equal to 35% of Estimated Remaining Collections of all Eligible Asset Pools (such period, the “ERC Advance Rate Increase Period”), 40% of Estimated Remaining Collections of all Eligible Asset Pools plus (b) 55% of Estimated Remaining Collections of all Insolvency Eligible Asset Pools plus (c) 75% of Eligible Accounts, in each case as determined by the Administrative Agent by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 7.02(b). The Administrative Agent and/or Lenders agree that any amendment entered into solely to alter the rate of Estimated Remaining Collections shall not require an amendment fee to be payable by any Loan Party.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(f) The “and” immediately preceding clause (c) in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby deleted and clause (c) is hereby amended in its entirety to read as follows:

(c) with respect to Domestic Revolving Loans, Multi Currency Revolving Loans and the Term Loans, a percentage per annum equal to (i) during the ERC Advance Rate Increase Period, (x) with respect to Eurodollar Rate Loans and Letter of Credit Fees, 3.05% and (y) with respect to Base Rate Loans, 2.05% and (ii) at all other times (x) with respect to Eurodollar Rate Loans and Letter of Credit Fees, 2.50% and (y) with respect to Base Rate Loans, 1.50%; provided, that, any change in the Applicable Rate with respect to Loans outstanding at the commencement of an ERC Advance Rate Increase Period or the conclusion of the ERC Advance Rate Increase Period shall not take effect until the end of the Interest Period for such Loan and

(g) A new sentence is added to the end of the definition of “Eurodollar Base Rate” in Section 1.01 of the Credit Agreement to read as follows:

Notwithstanding the foregoing, from and after the Second Amendment Effective Date, with respect to Revolving Loans, if the Eurodollar Base Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement; provided, that any change in the Eurodollar Base Rate with respect to the Eurodollar Rate Loans outstanding on the Second Amendment Effective Date shall not take effect until the end of the Interest Period for such Loan.

(h) The definitions of “MLPF&S” and “Amortization of Finance Receivables” in Section 1.01 of the Credit Agreement are hereby deleted in their entirety.

(i) A new Section 1.02(h) is hereby added immediately following Section 1.02(g) of the Credit Agreement to read as follows:

        (h) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(j) A new Section 1.05(c) is hereby added immediately following Section 1.05(b) of the Credit Agreement to read as follows:

(c) The Administrative Agent and the Canadian Administrative Agent do not warrant, nor accept responsibility, nor shall the Administrative Agent or the Canadian Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Base Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

(k) A new Section 2.05(b)(i)(E) is hereby added immediately following Section 2.05(b)(i)(D) of the Credit Agreement to read as follows:

(E) If at any time during the ERC Advanced Rate Increase Period Consolidated Domestic Cash-on-Hand exceeds $100,000,000 for any three (3) consecutive Business Day period, PRA shall on the Business Day immediately following such third Business Day, prepay Domestic Revolving Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an amount equal to the amount by which (x) Consolidated Domestic Cash-on-Hand exceeds (y) $100,000,000 as of the close of business on such third Business Day.

(l) Section 2.05(b)(vi)(A) of the Credit Agreement is hereby amended in its entirety to read as follows:

(A) (i) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(A) and Section 2.05(b)(i)(E), ratably to Domestic Revolving Loans and Swing Line Loans and (after all Domestic Revolving Loans and Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations; (ii) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(B), ratably to Multi Currency Revolving Loans; (iii) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(C), ratably to Canadian Revolving Loans; and (iv) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(C), ratably to Designated Borrower Revolving Loans; in each case without a corresponding permanent reduction of the respective Commitments;

(m) Section 3.02(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or PRA or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to PRA) that PRA or the Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)  the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”), or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, notwithstanding anything to the contrary contained in Section 11.01 of this Agreement, the Administrative Agent and PRA may amend this Agreement to replace LIBOR (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and PRA unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify PRA and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, PRA may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement. Notwithstanding the foregoing, from and after the Second Amendment Effective Date, with respect to Revolving Loans, in no event shall the LIBOR Successor Rate be less than 1.00% for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

(n) A new Section 7.02(i) is hereby added immediately following Section 7.02(h) of the Credit Agreement to read as follows:

(i)  To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification.

(o) Section 8.11(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

(a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of PRA (i) ending on or prior to June 30, 2020 to be greater than 2.75 to 1.0, (ii) ending after June 30, 2020 and on or prior to December 31, 2020 to be greater than 3.25 to 1.0 and (iii) ending after December 31, 2020 to be greater than 3.00 to 1.0.

(p) Section 8.11(b) of the Credit Agreement is hereby amended in its entirety to read as follows:
(b) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as of the end of any fiscal quarter of PRA (i) ending on or prior to June 30, 2020 to be greater than 2.25 to 1.0, (ii) ending after June 30, 2020 and on or prior to December 31, 2020 to be greater than 2.75 to 1.0 and (iii) ending after December 31, 2020 to be greater than 2.25 to 1.0.

(q)  Section 10.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

10.12 Certain ERISA Matters

        (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of each Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

        (b) In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(r) Section 11.23 of the Credit Agreement is hereby amended in its entirety to read as follows:

11.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

(s) A new Section 11.25 is hereby added immediately following Section 11.24 of the Credit Agreement to read as follows:

11.25 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

2. Subject to the satisfaction of the conditions precedent set forth in Article II, the other Loan Documents are hereby amended as follows:

(a) A new Section 26 is hereby added immediately following Section 25 of the Security Agreement to read as follows:

26.  Acknowledgement Regarding Any Supported QFCs. The provisions and acknowledgements contained in Section 11.25 of the Credit Agreement are hereby incorporated into this Security Agreement, mutatis mutandis.

(b)  A new Section 26 is hereby added immediately following Section 25 of the Pledge Agreement to read as follows:

26. Acknowledgement Regarding Any Supported QFCs. The provisions and acknowledgements contained in Section 11.25 of the Credit Agreement are hereby incorporated into this Pledge Agreement, mutatis mutandis.

(c) A new Section 27 is hereby added immediately following Section 26 of the Canadian Security Agreement to read as follows:

27. Acknowledgement Regarding Any Supported QFCs. The provisions and acknowledgements contained in Section 11.25 of the Credit Agreement are hereby incorporated into this Security Agreement, mutatis mutandis.

(d) A new Section 26 is hereby added immediately following Section 25 of the Canadian Guaranty Agreement to read as follows:

26. Acknowledgement Regarding Any Supported QFCs. The provisions and acknowledgements contained in Section 11.25 of the Credit Agreement are hereby incorporated into this Guaranty Agreement, mutatis mutandis

ARTICLE II

CONDITIONS TO EFFECTIVENESS

The amendments set forth in Article I shall become effective on the date first written above (the “Effective Date”), when the following conditions have been met:

1. Counterparts. Receipt by the Administrative Agent of counterparts of this Agreement executed on behalf of the Borrowers, the Guarantors, the Administrative Agent, the Canadian Administrative Agent and the Super-Majority Lenders.

2. Fees. Receipt by the Administrative Agent of all reasonable fees and expenses due and owing in connection with this Agreement, including, without limitation, the reasonable and documented legal fees and expenses of Moore & Van Allen PLLC, counsel to the Administrative Agent.

ARTICLE III

MISCELLANEOUS

        1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        2. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

        3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        4. Full Force and Effect; Limited Waiver. All of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms and each Borrower and each Guarantor confirms, reaffirms and ratifies all such documents and agrees to perform and comply with the terms and conditions of the Credit Agreement and the other Loan Documents. The waivers set forth herein shall be limited precisely as provided for herein to the provisions expressly affected hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Credit Agreement or any of the Loan Documents. This Agreement shall constitute a Loan Document.

        5. Representations and Warranties. To induce the Administrative Agent and the Lenders to execute and deliver this Agreement, each Borrower hereby represents and warrants to the Administrative Agent and the Lenders on the Effective Date that, in each case with respect to the matters waived hereunder, no Default or Event of Default exists and all statements set forth in Section 5.02(a) of the Credit Agreement are true and correct in all material respects as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct in all material respects on and as of such earlier date).

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

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